Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Information
The following Full House Resorts, Inc. unaudited pro forma consolidated condensed combined balance sheet as of December 31, 2010, and unaudited pro forma consolidated condensed combined statement of operations for the year ended December 31, 2010, give effect to the acquisition of the Grand Victoria Resort & Casino, located in Rising Sun, Indiana, which closed April 1, 2011. The pro forma consolidated condensed combined balance sheets are presented as if the transaction had occurred on December 31, 2010, and the pro forma consolidated condensed statements of operations are presented as if the transaction had occurred on January 1, 2010.
The pro forma balance sheets and the pro forma statements of operations were derived by adjusting the historical financial statements of the Company. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. The Company is accounting for the acquisition of the Grand Victoria Resort & Casino in accordance with ASC 805 Business Combinations. The Company is currently in the process of determining the fair value of the assets and liabilities acquired in the transaction. The pro forma balance sheets and the pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the transaction. These fair values are subject to change as the Company completes the fair value determination process.
The unaudited pro forma financial information has been prepared by our management and is based on our historical financial statements and the assumptions and adjustments described herein and in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X.
The pro forma consolidated condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Full House Resorts, Inc. 2010 Annual Report on Form 10-K for the year ended December 31, 2010.
The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessary indicative of Full House Resorts, Inc.’s future consolidated results of operations or financial position.

FULL HOUSE RESORTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
As of December 31, 2010
(in thousands)

		Historical
	Historical	Grand Victoria
	Full House	Casino and	Pro Forma
	Resorts, Inc.	Resort, LP	Adjustments		Pro Forma
ASSETS
Current assets

Cash and equivalents	$13,295	$9,584	$(12,385	) a) h) i)	$10,494
Accounts receivable, net	2,276	1,210			3,486
Income taxes receivable	599	—	—		599
Prepaid expenses	797	759	2,080	d)	3,636
Deferred tax asset	101	—	—		101
Deposits and other	107	332	—		439

	17,175	11,885	(10,305)		18,755

Property and equipment, net of accumulated depreciation	7,372	45,054	(7,593	) a)	44,833

Long-term assets related to tribal casino projects
Notes receivable	428	—	—		428
Contract rights, net of accumulated amortization	13,245	—	—		13,245

	13,673	—	—		13,673

Other long-term assets
Goodwill	10,308	—	2,190	a)	12,498
Long-term deposit — Grand Victoria acquisition	5,000	—	(5,000	) a)	—
Other deposits	166	—	—		166
Loan fees, net of accumulated amortization	2,088	—	2,090	a) f)	4,178
Player Loyalty Program, net	—	—	1,133	a) g)	1,133
Gaming license	—	—	9,900	a)	9,900
Other assets	669	619	(112	) a)	1,176

	18,231	619	10,201		29,051

	$56,451	$57,558	$(7,697)		$106,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities

Current portion of long-term debt	$—	$17,455	$(10,855	) a)	$6,600
Accounts payable	182	1,264	—		1,446
Income tax payable	384	—	—		384
Accrued payroll and related	750	3,428	—		4,178
Other accrued expenses	230	3,932	(23	) b)	4,139
Due to related party	—	7,414	(7,414	) c)	—

	1,546	33,493	(18,292)		16,747
Long-term debt, net of current portion	—	—	26,400	a)	26,400
Deferred tax liability	2,110	—	—		2,110

	3,656	33,493	8,108		45,257

Stockholders’ equity
Common stock	2	—	—		2
Additional paid-in capital	42,699	—	—		42,699
Treasury stock, 1,356,595 common shares	(1,654)	—	—		(1,654)
Retained earnings	6,165	—	8,260		14,425
Partners’ capital	—	24,065	(24,065	) e)	—

	47,212	24,065	(15,805)		55,472
Non-controlling interest in consolidated joint venture	5,583	—	—		5,583

	52,795	24,065	(15,805)		61,055

	$56,451	$57,558	$(7,697)		$106,312

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
Three Year Ended December 31, 2010
(in thousands)

		Historical
	Historical	Grand Victoria
	Full House	Casino and	Pro Forma
	Resorts, Inc.	Resort, LP	Adjustments		Pro Forma

Revenues
Casino	$6,530	$95,769	$—		$102,299
Rooms	—	4,390	—		4,390
Food and beverage	1,729	11,414	—		13,143
Management fees	24,473	—	—		24,473
Other	165	2,980	—		3,145
Less: promotional allowances	—	(21,499)	—		(21,499)

	32,897	93,054	—		125,951
Operating costs and expenses
Casino	2,159	31,187	—		33,346
Rooms	—	2,740	—		2,740
Food and beverage	2,017	9,791	—		11,808
Project development and acquisition costs	423	—	500	a)	923
Selling, general and administrative	6,430	38,449	—		44,879
Management fee	—	3,274	(3,274	) c)	—
Depreciation and amortization	3,421	6,466	567	g)	10,454
Other	—	5,104	—		5,104

	14,450	97,011	(2,207)		109,254

Operating gains (losses)
Equity in net income of unconsolidated joint venture and related guaranteed payments	5,095	—	—		5,095
Loss on impairment	—	(4,997)	4,997	a)	—
Unrealized gains (losses) on notes receivable, tribal governments	(3)	—	—		(3)

	5,092	(4,997)	4,997		5,092

Operating income	23,539	(8,954)	7,204		21,789
Other income (expense)
Interest and other income	120	2	—		122
Non-operating Expenses	—	(23)	23	b)	—
Interest expense	(58)	(2,101)	(1,048	) f) h) i)	(3,207)

Income before income taxes	23,601	(11,076)	6,179		18,704
Income taxes	(5,739)	—	2,081	d)	(3,658)

Net income	17,862	(11,076)	8,260		15,046
Income attributable to non-controlling interest in consolidated joint venture	(10,193)	—	—		(10,193)

Net income attributable to the Company	$7,669	$(11,076)	$8,260		$4,853

Net income attributable to the Company per common share	$0.43				$0.27

Weighted-average number of common shares outstanding	18,005,390				18,005,390

FULL HOUSE RESORTS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)
a)
To record the Grand Victoria Casino and Resort (“Grand Victoria”) purchase transaction based on the Company’s initial allocation of the purchase price of $43.0 million, exclusive of working capital adjustment, property cash and fees. Allocation to assets include property, plant and equipment of $30.8 million, other assets of $13.8 million and an estimated working capital adjustment of $2.4 million. The purchase included the purchase of property cash of approximately $6.3 million. This transaction also records cash to pay-off the Grand Victoria’s note payable, the cash used to pay the Hyatt Gaming Management, Inc. (HGMI) payable and partner’s equity as of December 31, 2010, as well as other estimated costs related to the purchase. As of December 31, 2010, to also record the estimated investment in Grand Victoria, $2.6 million of loan acquisition costs and the $33.0 million term loan related to the acquisition and the cash payments related to these transactions.

b)	To eliminate Grand Victoria non-operating expenses, which are not related to normal operations
c)	To eliminate Grand Victoria management fee expense, which was incurred while owned by HGMI, as outside management fees will not continue.
d)	To record the pro forma federal income tax expense at 34% and Indiana state income tax expense at 8.5% for the year ended December 31, 2010.
e)	To eliminate the investment in Grand Victoria, as an offset to equity, for consolidating purposes.
f)	To amortize the acquired loan fees over 5 years.
g)	To amortize the player loyalty program over 3 years.
h)	To pay interest on the $33.0 million acquired note payable and swap agreement.
i)	To eliminate the Grand Victoria’s interest expense.